Exhibit 99.1

Quality Distribution, Inc. Issues Redemption Notice for $10.0 Million

of Second-Priority Senior Notes

Tampa, FL – December 16, 2014 - Quality Distribution, Inc. (NASDAQ: QLTY) announced today that its wholly-owned subsidiaries, Quality Distribution, LLC (“QD LLC”) and QD Capital Corporation (“QD Capital” and, together with QD LLC, the “Issuers”), have issued notice that they will redeem $10.0 million in aggregate principal amount of their 9.875% Second-Priority Senior Notes due 2018 (the “2018 Notes”) on January 15, 2015 (the “Redemption Date”). The redemption price for the 2018 Notes will be equal to 104.938% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to but not including the Redemption Date. Borrowings under QD LLC’s existing revolving ABL credit facility and/or cash on hand will be used to fund the redemption.

“This redemption is a further step in achieving our previously discussed goal of reducing our cost of debt, while maintaining strong liquidity,” commented Joe Troy, Executive Vice President and Chief Financial Officer. “As previously noted, we continue to evaluate opportunities to refinance our outstanding 2018 Notes and remain committed to reducing balance sheet leverage with our strong free cash flow.”

About Quality

Headquartered in Tampa, Florida, Quality operates the largest chemical bulk logistics network in North America through its wholly-owned subsidiary, Quality Carriers, Inc., and is the largest North American provider of intermodal tank container and depot services through its wholly-owned subsidiary, Boasso America Corporation. Quality also provides logistics and transportation services to the unconventional oil and gas industry including crude oil, fresh water and production fluids, through its wholly-owned subsidiaries, QC Energy Resources, Inc. and QC Environmental Services, Inc. Quality’s network of independent affiliates and independent owner-operators provides nationwide bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This press release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Forward-looking information is any statement other than a statement of historical fact and includes our 2014 expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, risks and uncertainties regarding forward-looking statements include (1) the effect of local, national and international economic, credit, capital and labor market conditions on the economy in general, on our ability to obtain desired debt financing and on the particular industries in which we operate, including excess capacity in the industry, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; (2) our substantial leverage and our ability to make required payments and comply with restrictions contained in our debt arrangements or to otherwise generate sufficient cash flow from operations or borrowing under our ABL Facility to fund our liquidity needs; (3) competition and rate fluctuations, including fluctuations in prices and demand for transportation services as well as for commodities such as natural gas and oil; (4) our reliance on independent affiliates and independent owner-operators; (5) our liability related to third party equipment leasing programs; (6) a shift away from or slowdown in production in the shale regions in which we have energy logistics operations; (7) our ability to attract and retain qualified drivers; (8) our liability as a self-insurer to the extent of our deductibles as well as changing conditions and pricing in the insurance marketplace; (9) increased unionization, which could increase our operating costs or constrain operating flexibility; (10) changes in, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry generally or in the particular segments in which we operate; (11) federal and state legislative and regulatory initiatives, which could result in increased costs and additional operating restrictions upon us or our oil and gas frac shale energy customers; (12) our ability to access and use disposal wells and other disposal sites and methods in our energy logistics business; (13) our ability to comply with current and future environmental laws and regulations and the increasing costs relating to environmental compliance; (14) potential disruptions at U.S. ports of entry; (15) diesel fuel prices and our ability to recover costs through fuel surcharges; (16) terrorist attacks and the cost of complying with existing and future anti-terrorism security measures; (17) our dependence on senior management; (18) the potential loss of our ability to use net operating losses to offset future income; (19) potential future impairment charges; (20) our ability to successfully identify acquisition opportunities, consummate such acquisitions and successfully integrate acquired businesses, converted independent affiliates and new independent affiliates and achieve the anticipated benefits and synergies of acquisitions and conversions, the effects of the acquisitions and conversions on the acquired businesses’ existing relationships with customers, governmental entities, independent affiliates, independent owner-operators and employees, and the impact that acquisitions and conversions could have on our future financial results and business performance and other future conditions in the market and industry from the acquired businesses; (21) our ability to execute plans to profitably operate in the transportation business and disposal well business within the energy logistics market; (22) our success in entering new markets; (23) adverse weather conditions; (24) disruptions of our information technology and communications systems; (25) our liability for our proportionate share of unfunded vested benefit liabilities, particularly in the event of our withdrawal from any of our multi-employer pension plans; (26) the assumptions underlying our expectations of financial results in 2014; and (27) changes in planned or actual capital expenditures due to operating needs, changes in regulation, covenants in our debt arrangements and other expenses, including interest expense. Readers are urged to carefully review and consider the various disclosures regarding these and other risks and uncertainties, including but not limited to risk factors contained in Quality Distribution, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. Quality disclaims any obligation to update any forward-looking statement, whether as a result of developments occurring after the date of this release or for any other reasons.

Contact:	Joseph J. Troy
Executive Vice President and Chief Financial Officer
800-282-2031 ext. 7195